Paulson Capital Corp. Reports Third Quarter 2007 Results

Achieves 297% Revenue Growth and Posts EPS of $0.73 for Nine Month Reporting Period

PORTLAND, OR -- 11/09/2007 -- Paulson Capital Corp. (NASDAQ: PLCC), parent company to Paulson Investment Company, Inc., today announced its third quarter financial results for the three and nine months ended September 30, 2007.

Financial Highlights for Three Months Ended September 30, 2007 Compared to Three Months Ended September 30, 2006:

--  Total revenues increased to $5.95 million from negative total revenues of $181,000.
--  Commissions from securities brokerage activities totaled $4.09 million, a 30% increase over $3.16 million.
--  Corporate finance revenues declined to $21,000 from $1.41 million.
--  Investment income was $1.67 million compared to investment losses of
    $3.17 million.
--  Trading income increased to $58,000 from trading losses of $1.60 million.
--  Income before taxes climbed to $1.01 million from losses before taxes of $4.82 million.
--  Net income totaled $670,000, or $0.11 earnings per basic and diluted share, compared to net losses of $3.22 million, or $0.52 loss per basic and diluted share.

Financial Highlights for Nine Months Ended September 30, 2007 Compared to Nine Months Ended September 30, 2006:

--  Total revenues rose to $23.63 million, representing a 297% increase over $5.95 million.
--  Commissions earned from securities brokerage activities improved 13%
    to $12.81 million from $11.34 million.
--  Corporate finance revenues modestly declined to $4.47 million from
    $4.65 million.
--  Investment income increased to $4.23 million from investment losses of
    $8.26 million.
--  Trading income climbed to $1.77 million from trading losses of $1.81 million.
--  Income before taxes was $7.17 million compared to a loss before taxes of $9.43 million.
--  Net income totaled $4.45 million, or $0.73 earnings per basic share and $0.72 earnings per diluted share, compared to a net loss of $6.02 million, or $0.97 loss per basic and diluted share.

As of September 30, 2007, the Company had $10.2 million in cash and receivables and approximately $38.5 million in total shareholders' equity. The value of the Company's trading securities, investment securities and underwriter warrants was $32.8 million. During the first nine months of 2007, the Company repurchased a total of 123,861 shares of its common stock under the stock repurchase program approved by the Board in September 2001.

"We are very pleased with our strong financial performance, particularly in light of challenging market conditions that otherwise adversely affected the overall small cap market during the third quarter," stated Chester L.F. Paulson, founder, Chairman and CEO of Paulson Capital Corp. "Despite not completing any corporate finance transactions in the three month reporting period, our retail brokerage and trading activities, coupled with the solid management of our proprietary investment accounts, all made positive contributions to our results. Looking ahead to year-end, we look forward to concluding 2007 on relatively sound terms."

Due to travel and schedule conflicts associated with senior management's involvement with Paulson Investment's 30th Annual Westergaard Conference held next week in New York City, there will be no investor conference call to discuss the 2007 third quarter results. Management will resume hosting quarterly conference calls following the next scheduled financial reporting period.

    Paulson Capital Corp. and Subsidiary Consolidated Balance Sheets

                                              September 30,  December 31,
                                                  2007           2006
                                              -------------- --------------
                                               (Unaudited)
Assets
    Cash and cash equivalents                 $       12,959 $      219,341
    Receivable from clearing organization         10,229,352      7,748,968
    Notes and other receivables                    1,546,724      1,651,002
    Income taxes receivable                                -        304,695
    Trading securities, at market value            4,756,474      2,363,824
    Investment securities, at market or
     estimated fair value                         14,385,274     19,542,643
    Underwriter warrants, at estimated fair
     value                                        13,682,000      5,650,000
    Prepaid and deferred expenses                    743,812        711,827
    Furniture and equipment, at cost, net of
     accumulated depreciation and
     amortization of $833,353 and $747,759           219,901        271,766
                                              -------------- --------------
        Total Assets                          $   45,576,496 $   38,464,066
                                              ============== ==============

Liabilities and Shareholders' Equity
    Accounts payable and accrued liabilities  $      911,136 $      570,823
    Payable to clearing organization                 326,611              -
    Compensation, employee benefits and
     payroll taxes                                   886,358        954,981
    Securities sold, not yet purchased, at
     market value                                    250,148         17,244
    Income taxes payable - current                 1,107,299              -
    Income taxes payable - long-term                 218,000              -
    Deferred revenue                                 400,000        475,000
    Deferred income taxes                          2,929,950      1,670,000
                                              -------------- --------------
        Total Liabilities                          7,029,502      3,688,048

Commitments and Contingencies                              -              -

Shareholders' Equity
    Preferred stock, no par value; 500,000
      shares authorized; none issued                       -              -
    Common stock, no par value; 20,000,000
      shares authorized; shares issued and
      outstanding: 6,077,150 and 6,179,011         1,969,919      1,920,293
    Retained earnings                             36,577,075     32,855,725
                                              -------------- --------------
       Total Shareholders' Equity                 38,546,994     34,776,018

                                              -------------- --------------
       Total Liabilities and Shareholders'
        Equity                                $   45,576,496 $   38,464,066
                                              ============== ==============

                 Paulson Capital Corp. and Subsidiary
                 CONSOLIDATED STATEMENT OF OPERATIONS
                           (Unaudited)

                    For the Three Months Ended  For the Nine Months Ended
                            September 30,             September 30,
                    --------------------------  --------------------------
                        2007          2006          2007          2006
                    ------------  ------------  ------------- ------------

Revenues
    Commissions     $  4,090,223  $  3,156,476  $  12,810,762 $ 11,335,870
    Corporate
     finance              21,230     1,414,620      4,467,037    4,646,808
    Investment
     income (loss)     1,672,110    (3,170,780)     4,227,946   (8,259,811)
    Trading income
     (loss)               58,344    (1,595,605)     1,769,107   (1,814,315)
    Interest and
     dividends            48,988        15,203        119,987       41,367
    Other                 60,121          (680)       232,196          934
                    ------------  ------------  ------------- ------------
                       5,951,016      (180,766)    23,627,035    5,950,853

Expenses
    Commissions and
     salaries          3,669,120     3,314,795     12,452,211   11,759,338
    Underwriting
     expenses             14,529       188,579        323,993      356,025
    Rent, telephone
     and quotation
     services            313,066       307,326        930,246      893,592
    Professional
     fees                151,828       155,774        497,001      606,151
    Bad debt
     expense              27,192         2,643        182,041        4,261
    Travel and
     entertainment       107,505        45,722        184,689      299,061
    Advertising and
     promotion            92,820        47,542        177,546      133,245
    Settlement
     expense             190,000       185,461        499,717      190,211
    Depreciation
     and
     amortization         29,267        29,032         85,594       73,509
    Other                349,184       365,012      1,125,043    1,064,427
                    ------------  ------------  ------------- ------------
                       4,944,511     4,641,886     16,458,081   15,379,820
                    ------------  ------------  ------------- ------------

Income (loss)
 before income
 taxes                 1,006,505    (4,822,652)     7,168,954   (9,428,967)

Income tax expense
 (benefit):
    Current              714,423      (580,503)     1,461,025    1,534,136
    Deferred            (377,823)   (1,025,833)     1,259,950   (4,941,458)
                    ------------  ------------  ------------- ------------
                         336,600    (1,606,336)     2,720,975   (3,407,322)
                    ------------  ------------  ------------- ------------

Net income (loss)   $    669,905  $ (3,216,316) $   4,447,979 $ (6,021,645)
                    ============  ============  ============= ============

Basic net income
 (loss) per share   $       0.11  $      (0.52) $        0.73 $      (0.97)
                    ============  ============  ============= ============

Diluted net income
 (loss) per share   $       0.11  $      (0.52) $        0.72 $      (0.97)
                    ============  ============  ============= ============

Shares used in per
 share
 calculations:
  Basic                6,087,341     6,167,621      6,129,613    6,180,099
                    ============  ============  ============= ============
  Diluted              6,097,321     6,167,621      6,139,665    6,180,099
                    ============  ============  ============= ============

About Paulson Capital Corporation

Paulson Capital Corporation is the parent company to Paulson Investment Company, Inc. Located in Portland, Oregon, Paulson Investment Company is the Northwest's largest independent brokerage firm and a national leader in public offerings of small and emerging growth companies with capital needs of $5 million to $45 million. Founded by Chet Paulson in 1970, it has managed or underwritten more than 150 public offerings and has generated more than $1 billion for client companies.

This release may contain "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results of achievements may be materially different from those expressed or implied. The Company's plan and objectives are based on judgments with respect to future conditions in the securities markets as well as general assumptions regarding the economy and competitive environment in the securities industry, which can be volatile and out of our control. In particular, we make assumptions about our ability to complete corporate finance transactions and increase the volume and size of our securities trading operations, which are difficult or impossible to predict accurately and often beyond the control of the Company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

FOR MORE INFORMATION, PLEASE CONTACT:
Dodi Handy
President and CEO
Daniel Conway
Chief Strategist
Elite Financial Communications Group
407-585-1080
email: plcc@efcg.net